Exhibit 3.2(f)(i)



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                                     BYLAWS

                                       OF

                           NEW MEXICO CHECK MART, INC.


                              ARTICLE I. - OFFICES
                              ---------------------

               Section 1.1.  Registered Office and Agent.  The Corporation
               ------------  ---------------------------
     shall maintain a registered office and a registered agent in New Mexico at all times. The initial registered office and registered agent of the Corporation are set forth in the Articles of Incorpo-ration. They may be changed, from time to time, as provided in the New Mexico Business Corporation Act ("Act"). The address of the registered agent shall be the same as the address of the Corporation's registered office. The Corporation may also have other offices as the Board of Directors may from time to time establish.

                           ARTICLE II. - SHAREHOLDERS
                           ---------------------------
               Section 2.1.  Annual Meeting.  There shall be an annual
               ------------  --------------
     meeting of the shareholders, held on or about June 1 of each year, unless such date is a legal holiday, in which event it shall be held on the next day which is not a legal holiday. If such annual meeting is not held on such date, it shall be held as soon thereafter as may be convenient, and any business transacted or elections held at such delayed meeting shall be as valid as if the meeting had been held on the date provided herein. The annual meeting shall be held at the place, within or outside of the State of New Mexico, specified in the notice of the meeting.

               Section 2.2.  Special Meetings.  Special Meetings of the
               ------------  ----------------
     shareholders may be called, for any purpose, and at any time, by the President, the Board of Directors, or by the then holder or holders of not less than one-tenth (1/10) of all the shares of the Corporation entitled to vote at the meeting. A special meeting of the shareholders shall be held at the place, within or outside of the State of New Mexico, specified in the notice of the meeting.

               Section 2.3.  Notice of Meetings.  Written notice stating
               ------------  ------------------
     the place, day and hour of the meeting and, in case of a special meet-ing, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, at the direction of the President, the Secretary or




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     the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. The Secretary shall deliver the notice of meetings to the shareholders. If the Secretary refuses to deliver the notice, the notice shall be delivered by the person calling the meeting.

               Section 2.4.  Closing of Transfer Books or Fixing of Record
               ------------  ---------------------------------------------
     Date.  For the purpose of determining shareholders entitled to notice
     ----
     of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed fifty (50) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, the books shall be closed for at least ten (10) days immediately preceding the meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, the date to be not more than fifty (50) days, and in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of the shareholders has been made as provided in this section, the determination shall apply to any adjournment thereof.

               Section 2.5.  Voting List.  The officer or agent having
               ------------  -----------
     charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie




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     evidence as to who are the shareholders entitled to examine the lists or transfer books or vote at any meeting of shareholders. Failure to comply with the requirements of this section does not affect the validity of any action taken at the meeting. An officer or agent having charge of the stock transfer books who fails to prepare the list of shareholders, or keep it on file for a period of ten (10) days, or produce and keep it open for inspection at the meeting, as provided in this section, is liable to any shareholder suffering damage on account of the failure to the extent of the damage.

               Section 2.6.  Quorum.  The holders of a majority of the
               ------------  ------
     shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders. A quorum once attained at a meeting shall be deemed to continue until adjournment, notwithstanding the voluntary withdrawal of enough shares to leave less than a quorum. If a quorum is not present at any meeting, the shareholders present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, and may reconvene when a quorum shall be present and proceed as if there had been no adjournment.

               Section 2.7.  Majority Rule.  When a quorum is present at
               ------------  -------------
     any meeting, the affirmative vote of the majority of the shares repre-sented at the meeting and entitled to vote on the subject matter shall be the act of all the shareholders, unless the vote of a greater number is required by the Act, the Articles of Incorporation, or these Bylaws.

               Section 2.8.  Meeting Not Required.  Any action which is re
               ------------  --------------------
     quired or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders who are entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of the shareholders. Such action shall be effective as of the date specified in the consent.

               Section 2.9.  Voting of Shares.  Each outstanding share
               ------------  ----------------
     shall be entitled to one (1) vote on each matter submitted to a vote at any meeting of the shareholders. The right of any shareholder to accumulate his votes at an election of the Board of Directors is expressly prohibited.

               Section 2.10.  Proxies.  At all meetings of shareholders, a
               -------------  -------
     shareholder may vote by proxy, which proxy must be written, dated and executed by the shareholder or by his duly





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     authorized attorney-in-fact.  Proxies shall be filed with the
     Secretary or a duly appointed committee before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise specifically provided in the proxy. Any shareholder giving a proxy has the power to revoke it by giving notice to the Corporation in writing or in open meeting before any vote is taken.

                            ARTICLE III. - DIRECTORS
                            -------------------------
               Section 3.1.  Corporate Management.  All corporate powers
               ------------  --------------------
     shall be exercised by or under authority of, and the Corporation shall be managed under the direction of, its Board of Directors, who may do all lawful acts and things which are not prohibited by law or by the Articles of Incorporation or these Bylaws, and which are not directed or required to be done by the shareholders.

               Section 3.2.  Number, Qualifications and Election.  The
               ------------  -----------------------------------
     Board of Directors shall consist of two natural persons. The Directors need not be shareholders or New Mexico residents. Directors, other than those on the initial Board of Directors designated in the Articles of Incorporation and those elected to fill vacancies, shall be elected at the annual meeting of the shareholders. Each Director shall, unless sooner removed from office, serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.

               Section 3.3.  Removal.  A Director may be removed from
               ------------  -------
     office, with or without cause, at any shareholders' meeting called expressly for that purpose, at which a quorum exists, by an affirmative vote of the holders of a majority of the outstanding shares present (in person or by proxy) and entitled to vote at such meeting.

               Section 3.4.  Vacancies.  Any vacancies occurring in the
               ------------  ---------
     Board of Directors by reason of an increase in the number of Directors or otherwise may be filled by a majority of the remaining Directors, even though less than a quorum. A Director elected to fill a vacancy in the existing Board of Directors shall hold office for the unexpired portion of the term of his predecessor and until his successor is elected and qualified. A directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors for the term of office continuing only until the next election of Directors by the shareholders.




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               Section 3.5.  Place of Meetings.  Directors' meetings may be
               ------------  -----------------
     held at any place within or outside of the State of New Mexico.

               Section 3.6.  Regular Directors' Meetings.  The Board of
               ------------  ---------------------------
     Directors, from time to time, may determine a date, time and place for regular meetings and no further notice need be given for any regular meeting.

               Section 3.7.  Special Directors' Meetings.  The President
               ------------  ---------------------------
     may call a special meeting of the Board of Directors at any time. Likewise, one or more Directors shall be entitled to have a special meeting called, by requesting the President or the Secretary to call such meeting. Notice of the time and place thereof shall be given to each Director at least three (3) days before the meeting if by mail, or at least twenty-four (24) hours if by person or by telephone or telegraph. The notice of any such meeting shall specify the purpose or purposes of such meeting. The Secretary shall deliver the notice of meetings to the Directors. If the Secretary does not give the notice, the notice shall be delivered by the person or persons calling the meeting.

               Section 3.8.  Directors' Quorum.  A majority of the
               ------------  -----------------
     Directors shall constitute a quorum for the transaction of business.
     A quorum, once attained at a meeting, shall be deemed to continue until adjournment, notwithstanding the voluntary withdrawal of enough Directors to leave less than a quorum. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

               Section 3.9.  Presumption of Assent.  A Director who is
               ------------  ---------------------
     present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

               Section 3.10.  Executive Committees or Other Committees.
               -------------  ----------------------------------------
     The Board of Directors may, by resolution passed by the Board, designate one or more Executive Committees or other Committees, each committee to consist of two or more of the




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     Directors, which shall have such powers as may be provided in the resolution, provided such powers are not denied them by the Act. Executive Committees and other Committees shall report to the Board of Directors when required.

               Section 3.11.  Meetings by Telephone.  Members of the Board
               -------------  ---------------------
     of Directors, or a committee of Directors, may participate in a meeting of the Board, or committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

               Section 3.12.  Consent in Writing.  Any action which is re
               -------------  ------------------
     quired or permitted to be taken at a meeting of the Directors, or a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the Directors, or members of the Committee. The consent shall have the same effect as a unanimous vote. Such action shall be effective as of the date specified in the consent.

               Section 3.13.  Salary of Directors.  Directors shall not
               -------------  -------------------
     receive any salary for their services as Directors but they may serve the Corporation in another capacity and receive compensation therefor. In addition, the Board may authorize the payment of Directors' honoraria or fees, and expenses for attendance at any meeting.

                              ARTICLE IV. - NOTICES
                              ----------------------
               Section 4.1.  Notice Construed.  Whenever any law, the Arti
               ------------  ----------------
     cles of Incorporation, or these Bylaws requires a notice to be given to any Director or shareholder and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but such notice may be given by mail addressed to such Director or shareholder at his address as it appears in the records of the Corporation. In addition, any such notice may be given to a Director by telegram to his address, by telephone, or by speaking directly with such Director. Any notice given by mail shall be deemed to be given at the time the same is deposited in the United States mail, postage prepaid.

               Section 4.2.  Waiver of Notice.  A written Waiver of Notice,
               ------------  ----------------
     signed by the person or persons entitled to receive notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a Waiver of Notice of such meeting, except where such person or persons attend a





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     meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                              ARTICLE V. - OFFICERS
                              ----------------------
               Section 5.1.  Enumeration of Officers.  The officers of the
               ------------  -----------------------
     Corporation shall be a President, one or more Vice presidents, a Secretary and a Treasurer. Any two or more offices may be held by the same person, except that the offices of president and Secretary shall not be held by the same person. The Board of Directors may also elect one or more Assistant Secretaries and one or more Assistant Treasurers.

               Section 5.2.  Election and Term of Office.  The Board of
               ------------  ---------------------------
     Directors shall elect the officers of the Corporation, and determine their term of office and compensation.

               Section 5.3.  Removal and Vacancies.  Any officer may be
               ------------  ---------------------
     removed upon the affirmative vote of a majority of the Board of Directors, whenever in its judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, and obligations, if any, of the person removed. However, election or appointment of an officer shall not itself create contract rights. Any vacancy caused by removal or otherwise may be filled by the Board at any time.

               Section 5.4.  President.  The President shall be the chief
               ------------  ---------
     executive officer of the Corporation. He shall preside at meetings of the shareholders and the meetings of the Board of Directors, shall have general and active management of the business and affairs of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform other duties as the Board of Directors shall prescribe.

               Section 5.5.  Vice Presidents.  The Vice Presidents shall
               ------------  ---------------
     have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

               Section 5.6.  Secretary.  The Secretary shall attend all
               ------------  ---------
     meetings of the Board of Directors and the shareholders and record in the Minutes all votes of all proceedings, shall maintain the stock transfer books of the Corporation and shall act as Transfer Agent for the Corporation, and shall perform such other duties as may be prescribed by the Board of Directors or






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     the President.  If the Corporation shall have a seal, he shall be custodian thereof, and when authorized by the Board, shall affix the same to any instrument requiring it.

               Section 5.7.  Assistant Secretaries.  The Assistant Secre
               ------------  ---------------------
     taries shall have such powers and perform such duties as the Board of Directors, the President or the Secretary may from time to time prescribe or delegate to them.

               Section 5.8.  Treasurer.  The Treasurer shall have charge
               ------------  ---------
     and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

               Section 5.9.  Assistant Treasurers.  The Assistant
               ------------  --------------------
     Treasurers shall have such powers and perform such duties as the Board of Directors, the President or the Treasurer may from time to time prescribe or delegate to them.

                               ARTICLE VI. - STOCK
                               --------------------
               Section 6.1.  Form of Certificates.  Stock certificates
               ------------  --------------------
     shall be in such form as may be determined by the Board of Directors. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state upon its face that the Corporation is organized under the laws of the State of New Mexico, the name of the person to whom it is issued, and the number and class of shares which the certificate represents. Certificates shall be signed by the President or by a Vice President and by the Secretary or an Assistant Secretary, which signatures may be facsimiles.

               Section 6.2.  Lost Certificates.  The Board of Directors may
               ------------  -----------------
     direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to have been lost or destroyed. When authorizing such issue, the Board of Directors, in its discretion, may as a condition precedent require the owner of such lost or destroyed certificate to give the Corporation a bond in such form, in such




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     amount and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

               Section 6.3.  Transferability.  Shares of stock shall be
               ------------  ---------------
     transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized agent.

               Section 6.4.  Transfer of Stock.  In the event there are two
               ------------  -----------------
     or more shareholders and a shareholder in the Corporation shall terminate his contractual relationship with the Corporation on account of death, disability, retirement or for any reason whatsoever, such shareholder or the transferee of his shares of stock shall transfer his shares according to the terms of a written stock purchase agreement or other written agreement, if any, for the acquisition of the Corporation's stock as the Corporation and the shareholders shall enter into. Such agreement, if one is executed, is incorporated herein by reference.

               Section 6.5.  Holder of Record.  The Corporation shall be
               ------------  ----------------
     entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

               Section 6.6.  Corporation May Purchase Own Capital Stock.
               ------------  ------------------------------------------
     This Corporation shall have the right to purchase its own capital stock and to hold the same, subject, however, to the limitations imposed upon such purchases by the Act.

               Section 6.7.   Corporation's Lien Upon Its Stock.  This
               ------------   ---------------------------------
     Corporation shall have a prior lien upon its stock in the hands of any holder to secure the Corporation in any sum that may be owing to it by the holder and no transfer shall be made until such sums so owing are either paid or satisfactorily secured in such manner as the Board of Directors may require.

               Section 6.8.  Dividends.  Dividends upon the outstanding
               ------------  ---------
     shares of the Corporation, subject to the provisions of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, property or in shares of the Corporation.




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               ARTICLE VII. - VOTING OF SHARES BY CERTAIN HOLDERS
               ---------------------------------------------------
               Section 7.1.  Another Corporation.  Shares held by another
               ------------  -------------------
     corporation, domestic or foreign, if a majority of the shares entitled to vote for the election of directors of the other corporation is held by the Corporation, shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy as the Bylaws of the other corporation may prescribe, or, in the absence of such provisions, as the Board of Directors of the other corporation may determine.

               Section 7.2.  Personal Representative, or Trustee. Shares
               ------------  -----------------------------------
     held by a personal representative, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of the share into his name. Shares standing in the name of a trustee, or a custodian for a minor, may be voted by the trustee or custodian, either in person or by proxy, but only after a transfer of the shares into the name of the trustee or custodian.

               Section 7.3.  Receiver or Bankruptcy Trustee.  Shares
               ------------  ------------------------------
     standing in the name of a receiver or bankruptcy trustee may be voted by the receiver or bankruptcy trustee, and shares held by or under the control of a receiver or bankruptcy trustee may be voted by him without the transfer thereof into his name if authority to do so is contained in an appropriate order of the Court by which the receiver or bankruptcy trustee was appointed.

               Section 7.4.  Pledgee.  A shareholder whose shares are
               ------------  -------
     pledged may vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee may vote the shares so transferred.

               Section 7.5.  Partnership.  Shares standing in the name of a
               ------------  -----------
     partnership may be voted by any partner, and shares standing in the name of a limited partnership may be voted by any general partner.

               Section 7.6.  Life Tenant.  Shares standing in the name of a
               ------------  -----------
     person as life tenant may be voted by him, either in person or by proxy.

               Section 7.7.  Joint Tenants.  Shares standing in the name of
               ------------  -------------
     joint tenants may be voted by any tenant, either in person or by proxy.







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               Section 7.8.  Redemption.  From the date on which written
               ------------  ----------
     notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem the shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, the shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

               ARTICLE VIII. - CHAIRMAN OF THE BOARD OF DIRECTORS
               ---------------------------------------------------
               The Board of Directors shall have the right and power to elect a chairman from among the members of the Board of Directors. If a chairman of the Board of Directors is elected, the chairman shall preside at all meetings of the Board of Directors in place of the President of the Corporation, and the chairman may also cast a vote on all questions.

               ARTICLE IX. - CONTRACTS, LOANS, CHECKS AND DEPOSITS
               ----------------------------------------------------
               Section 9.1.  Contracts.  The Board of Directors may
               ------------  ---------
     authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

               Section 9.2.  Loans.  No loans shall be contracted on behalf
               ------------  -----
     of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

               Section 9.3.  Checks, Drafts, Etc.  All checks, drafts or
               ------------  -------------------
     other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall be determined from time to time by resolution of the Board of Directors.

               Section 9.4.  Deposits.  All funds of the Corporation not
               ------------  --------
     otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                            ARTICLE X. - COMPENSATION
                            --------------------------
               By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting




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     of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                      ARTICLE XI. - CONTRACTS WITH INSIDERS
                      --------------------------------------
               A director or officer of the Corporation shall not be dis-qualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser, or otherwise; nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any director or officer, or any firm of which any director or officer is a member, or any corporation of which any director or officer is a shareholder, officer or director is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified, or approved either (1) by a vote of a majority of a quorum of the Board of Directors, or (2) by the written consent or by the vote at any shareholders' meeting of the holders of record of a majority of all of the outstanding shares of the Corporation entitled to vote; nor shall any director or officer be liable to account to the Corporation for any profits realized by or from or through any such transaction or contract authorized, ratified or approved as herein provided by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is a stockholder, officer or director was interested in such transaction or contract. Nothing herein contained shall create liability in the event above described, or prevent the authorization or approval of such contracts in any other manner permitted by law.

                            ARTICLE XII. - AMENDMENTS
                            --------------------------
               These Bylaws may be altered, amended or repealed at any meeting of the Directors at which a quorum is present by an affirmative vote of the majority of Directors present at such meeting and entitled to vote.

                         ARTICLE XIII. - INDEMNIFICATION
                         --------------------------------
               The Corporation shall indemnify its past, present, and future directors and officers (and their executors, administrators, or other legal representatives) against all reasonable expense incurred by them in defending claims made or suits or proceedings brought against them as directors or officers and against all liability resulting from such claims,






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     suits or proceedings except in relation to matters as to which any such officer or director shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of his duties. Such indemnification shall include, without limitation, the payment of judgments against such directors and officers, and the reimbursement of amounts paid in settlement of claims, suits or proceedings (including judgments in favor of the Corporation or amounts paid in settlement to the Corporation); such indemnification shall also include, without limitation, the payment of counsel fees and expenses of officers and directors in suits against them which are successfully defended by such officers and directors, which are unsuccessfully defended if the claim or action does not arise from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification shall be in addition to any indemnification expressly recognized as within corporate powers pursuant to any provision of the Act now in force or as it may be subsequently amended or to which such officer or director may be entitled under any other provision of law, agreement, vote of stockholders, or otherwise; and such right shall extend and apply to the estates of deceased directors or officers.

                               ADOPTION OF BYLAWS
                               -------------------
               The foregoing Bylaws are hereby adopted by the Corporation.



                                        DATE:  May 8, 1985
                                             --------------------




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